Entity #: [illegible]
Date Filed: 03/24/2006
Pedro A. Cortés
Secretary of the Commonwealth

PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

Certificate of Organization
Domestic Limited Liability Company
(15 Pa.C.S. § 8913)

M. BURR KEIM COMPANY **COUNTER PICK-UP**	**Document will be returned to the name and address you enter to the left.** ⇐

Fee: $125

In compliance with the requirements of 15 Pa.C.S. § 8913 (relating to certificate of organization), the undersigned desiring to organize a limited liability company, hereby certifies that:

1. The name of the limited liability company ***(designator is required, i.e., "company", "limited" or "limited liability company" or abbreviation)***:
Atlas Resources, LLC

2. The (a) address of the limited liability company's initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a) Number and Street City State Zip County
311 Rouser Road, Moon Township, PA 15108 Allegheny County

(b) Name of Commercial Registered Office Provider County
c/o:

3. The name and address, including street and number, if any, of each organizer is ***(all organizers must sign on page 2)***:
Name Address
Lisa D. Schumm, c/o Ledgewood, 1900 Market Street, Suite 750, Philadelphia, PA 19103

Commonwealth of Pennsylvania
CERTIFICATE OF ORGANIZATION 4 Page(s)

T0608645001

2006 MAR 24 PM 4:50

DSCB:15-8913-2

4. *Strike out if inapplicable term*
~~A member's interest in the company is to be evidenced by a certificate of membership interest.~~

5. *Strike out if inapplicable:*
Management of the company is vested in a manager or managers.

6. The specified effective date, if any is: ______________________
month date year hour, if any

7. *Strike out if inapplicable:* ~~The company is a restricted professional company organized to render the following restricted professional service(s):~~

____

____

8. For additional provisions of the certificate, if any, attach an 8½ x 11 sheet.

IN TESTIMONY WHEREOF, the organizer(s) has (have) signed this Certificate of Organization this

24th day of March, 2006.

Lisa D Schumm
Signature

____
Signature

____
Signature

PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

[✓] Consent to Appropriation of Name
(19 Pa.Code § 17.2)
[ ] Consent to Use of Similar Name

Pursuant to 19 Pa. Code § 17.2 (relating to appropriation of the name of a senior corporation) and § 17.3 (relating to use of a similar name) the undersigned association, desiring to consent to the appropriation/use of similar name of its name by another association, hereby certifies that:

1. The name of the association executing this Consent of Name is:
Atlas Resources, Inc.

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):
(a) Number and Street City State Zip County
311 Rouser Road, Moon Township, PA 15108 Allegheny County

(b) Name of Commercial Registered Office Provider County
c/o

3. The date of its incorporation or other organization is: 7/9/1979

4. The statute under which it was incorporated or otherwise organized is: Business Corporation Law

5. The association(s) entitled to the benefit of this Consent of Name is(are):
Atlas Resources, LLC

6. *If Consent to Appropriation of Name, the association is about to (check one):*
[ ] Change its name [ ] Cease to do business [✓] Withdrawal from doing business in PA [ ] Being wound up

7. *If Consent to Use of Similar Name, check box:*
[ ] Indicates that the association executing this Consent to Use of Similar Name is the parent or prime affiliate of a group of associations using the same name with geographic or other designations, and that such association is authorized to and does hereby act on behalf of all such affiliated associations, including the following (see 19 Pa. Code § 17.3(c)(6)):

IN TESTIMONY WHEREOF, the undersigned association has caused this consent to be signed by a duly authorized officer thereof this 24th day of March, 2008

[signature]
Signature

SVP + Secretary
Title